Exhibit 99.1

Chembio Diagnostics Reports First Quarter 2019 Financial Results

MEDFORD, NY, May 1, 2019 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leading point-of-care diagnostics company focused on infectious diseases, today reported financial results for the quarter ended March 31, 2019.

Recent Accomplishments & Highlights
•	Achieved total revenue of $8.3 million for the first quarter of 2019, growth of 8% compared to the prior year period
•	Commenced production of DPP tests on fully automated manufacturing line
•	Received ANVISA approval in Brazil for DPP Zika/Dengue/Chikungunya multiplex test
•	Signed agreement with Perseus Science to advance development of a point-of-care test for concussion
•	Completed Zika 510(k) study, funded by BARDA

“The first quarter of 2019 was marked by a number of accomplishments that demonstrate execution across the business,” said John Sperzel, Chembio’s Chief Executive Officer. “We are pleased with our progress toward our three priorities: expanding our commercialization, advancing our R&D pipeline, and preparing for additional growth. Our revenue increased by 8% during the first quarter, and we made several advances in our R&D pipeline, including the approval of our DPP Zika/Dengue/Chikungunya multiplex test in Brazil that creates an opportunity for incremental sales. The production of DPP tests on our first automated manufacturing line is a milestone that represents our commitment to efficiently scaling operations in preparation for additional growth. We look forward to building upon our momentum and are confident we will continue to execute across the business.”

First Quarter 2019 Financial Results
Total revenue for the first quarter of 2019 was $8.3 million, an increase of 8% compared to the first quarter of 2018. Net product sales for the first quarter of 2019 were $6.4 million, flat compared to the first quarter of 2018.  License and royalty, and R&D and grant revenue for the first quarter of 2019 was $1.9 million, an increase of 45% compared to the first quarter of 2018.

Gross product margin for the first quarter of 2019 was $1.6 million, a decrease of 29% compared to the first quarter of 2018. Gross product margin percent for the first quarter of 2019 was 25.3% compared to 35.6% for the first quarter of 2018. The lower gross product margin percent for the 2019 first quarter resulted primarily from costs associated with labor for the manual product assembly process and the impact of geographic mix on average selling prices.

Research and development expenses increased $0.4 million, or 20%, for the three months ended March 31, 2019 compared to the three months ended March 31, 2018, corresponding with the increase in R&D and grant revenue. Selling, general and administrative expenses, excluding $0.4 million of acquisition costs, increased by $1.6 million, or 67%, for the three months ended March 31, 2019 compared to the three months ended March 31, 2018. The increase was primarily associated with incremental expenses associated with Chembio Diagnostics GmbH (formerly opTricon), leasing the new corporate headquarters, and non-cash equity compensation costs.

Net loss, including $0.4 million acquisition costs, for the first quarter of 2019 was $2.8 million, or $0.16 per diluted share, compared with a net loss of $0.7 million, or $0.05 per diluted share, for the first quarter of 2018.

Cash and cash equivalents as of March 31, 2019 totaled $7.4 million.

2019 Financial Outlook
Management expects 2019 full year revenue to be in the range of $36.0 million to $40.0 million

Conference Call
Chembio will host a conference call today beginning at 4:30pm ET to discuss financial results and recent business highlights. Investors interested in listening to the call may do so by dialing 877-407-0778 from the U.S. or 201-689-8565 from outside the U.S.  To listen to a live webcast, please visit the Investor Relations section of Chembio's website at www.chembio.com. Following the call, a replay will be available on the Investor Relations section of the company’s website for 90 days. A telephone replay will be available by dialing 877-481-4010 from the U.S. or (919) 882-2331 from outside the U.S. using the conference ID: 45991 until 4:30pm ET on May 8, 2019.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained in the last paragraph under “Recent Accomplishments & Highlights” and in the paragraph under “2019 Financial Outlook” that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, particularly under the heading “Risk Factors.”

DPP is our registered trademark. For convenience, this trademark appears in this release without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark.

(Tables to follow)

Investor Relations Contact
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF

	March 31, 2019	December 31, 2018
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$7,370,678	$12,524,551
Accounts receivable, net	7,717,865	7,373,971
Inventories, net	9,855,824	7,851,222
Prepaid expenses and other current assets	2,242,264	702,010
TOTAL CURRENT ASSETS	27,186,631	28,451,754

FIXED ASSETS, net	9,012,001	2,873,920

OTHER ASSETS:
Intangible assets, net	3,772,226	3,884,831
Goodwill	4,854,946	4,983,127
Deposits and other assets	770,653	717,551
	9,397,825	9,585,509

TOTAL ASSETS	$45,596,457	$40,911,183

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,373,927	$5,888,681
Deferred revenue	200,000	422,905
Current portion of operating lease liability	514,118	-
Current portion of note payable	207,694	207,694
TOTAL CURRENT LIABILITIES	7,295,739	6,519,280

OTHER LIABILITIES:
Note payable	141,508	171,821
Operating lease liability	6,466,603	-
Deferred tax liability	631,673	892,308

TOTAL LIABILITIES	14,535,523	7,583,409

STOCKHOLDERS’ EQUITY:
Preferred stock – 10,000,000 shares authorized, none outstanding	-	-
Common stock - $.01 par value; 100,000,000 shares authorized, 17,166,459 shares issued and outstanding at March 31, 2019 and December 31, 2018	171,664	171,664
Additional paid-in capital	91,301,295	90,953,788
Accumulated deficit	(60,726,407)	(57,909,874)
Accumulated other comprehensive income	314,382	112,196
TOTAL STOCKHOLDERS’ EQUITY	31,060,934	33,327,774

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	March 31, 2019	March 31, 2018
REVENUES:
Net product sales	$6,382,986	$6,398,227
License and royalty revenue	216,191	201,931
R&D and grant revenue	1,701,789	1,116,974
TOTAL REVENUES	8,300,966	7,717,132

COSTS AND EXPENSES:
Cost of product sales	4,770,337	4,117,779
Research and development expenses	2,217,632	1,847,102
Selling, general and administrative expenses	4,013,071	2,406,569
Acquisition Costs	395,612	-
	11,396,652	8,371,450
LOSS FROM OPERATIONS	(3,095,686)	(654,318)

OTHER INCOME:
Interest income, net	6,684	1,975

LOSS BEFORE INCOME TAXES	(3,089,002)	(652,343)

Income tax provision (benefit)	(272,469)	-

NET LOSS	$(2,816,533)	$(652,343)

Basic and diluted loss per share	$(0.16)	$(0.05)

Weighted average number of shares outstanding, basic and diluted	17,166,459	13,267,246

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended
	March 31, 2019	March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,816,533)	$(652,343)
Adjustments:
Depreciation and amortization	355,468	222,955
Share-based compensation	347,507	97,250
Provision for (benefit from) deferred tax liability	(272,469)	-
Changes in assets and liabilities:
Accounts receivable	(208,894)	(1,727,747)
Inventories	(1,992,906)	(1,378,732)
Prepaid expenses and other current assets	(366,990)	(282,003)
Deposits and other assets	(62,402)	67,542
Accounts payable and accrued liabilities	485,246	1,285,807
Deferred revenue	(222,905)	50,000
Net cash used in operating activities	$(4,754,878)	$(2,317,271)

Net cash used in investing activities	(577,472)	(41,530)

Net cash (used in) provided by financing activities	(29,930)	11,006,266

Effect of exhange rate changes on cash	208,407	19,771
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(5,153,873)	8,667,236
Cash and cash equivalents - beginning of the period	12,524,551	3,790,302
Cash and cash equivalents - end of the period	$7,370,678	$12,457,538

Supplemental disclosures for non-cash investing and financing activities
Deposits on manufacturing equipment transferred to fixed assets	$-	$58,495
Additions to right-of-use assets and deferred rent obtained from new operating lease liabilities	6,980,721	-
Measurement period acquisition adjustment to accounts receivable	135,000	-